UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2021

M3-Brigade Acquisition II Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40162	86-1359752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway—19th Floor
New York, NY 10019
(Address of principal executive offices, including zip code)

(212) 202-2200

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	MBAC.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	MBAC	The New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	MBAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 .

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2021, M3-Brigade Acquisition II Corp., a Delaware corporation (“MBAC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blue Steel Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of MBAC (“Merger Sub”), and Syniverse Corporation, a Delaware corporation (“Syniverse”), pursuant to which Merger Sub will merge with and into Syniverse, with Syniverse surviving the merger as a wholly owned subsidiary of MBAC (the “Merger”).

The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved unanimously by MBAC’s Board of Directors.

Merger Agreement

Merger Consideration

Subject to the terms of the Merger Agreement, the aggregate purchase price to be paid to Syniverse’s stockholders by MBAC is expected to be approximately $704,440,000, subject to adjustments for, among other things, the Twilio Investment (defined below) and Leakage (as defined in the Merger Agreement) that has occurred from November 30, 2020 through immediately prior to the effective time of the Merger, and will be paid entirely in shares of Class A common stock, par value $0.0001 per share, of MBAC (the “MBAC Class A Common Stock”), at a value of $10.00 per share (the “Aggregate Merger Consideration”). For purposes of the following paragraphs, the “Exchange Ratio” means the Aggregate Merger Consideration divided by the aggregate fully diluted number of shares of common stock of Syniverse (the “Syniverse Shares”).

At the effective time of the Merger, each Syniverse Share that is issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive a portion of the Aggregate Merger Consideration equal to (i) the Exchange Ratio multiplied by (ii) the number of Syniverse Shares held by the applicable holder as of immediately prior to the effective time of the Merger, rounded to the nearest whole share. At the effective time of the Merger, all share incentive plan or similar equity-based compensation plans maintained for employees of Syniverse will be assumed by MBAC and all outstanding options to purchase Syniverse Shares (each, a “Syniverse Option”) and each restricted stock unit award (“RSU”) with respect to Syniverse Shares (each, a “Syniverse RSU”) will be assumed by MBAC as described below.

At the effective time of the Merger, each Syniverse Option (whether vested or unvested) that is then outstanding will be converted into an option to purchase shares of MBAC Class A Common Stock (each, an “Assumed Option”), on substantially the same terms and conditions as applied to the Syniverse Option immediately prior to the effective time of the Merger, except that (i) the number of shares of MBAC Class A Common Stock subject to such Assumed Option shall equal the product of (x) the number of Syniverse Shares that were subject to the Syniverse Option immediately prior to the effective time of the Merger, multiplied by (y) the Exchange Ratio, rounded down to the nearest whole share, and (ii) the per share exercise price shall equal the quotient of (x) the exercise price per Syniverse Share at which such option was exercisable immediately prior to the effective time of the Merger, divided by (y) the Exchange Ratio, rounded up to the nearest whole cent.

At the effective time of the Merger, each Syniverse RSU that is then outstanding will be converted into an RSU with respect to shares of MBAC Class A Common Stock (each, an “Assumed RSU”), on substantially the same terms and conditions as applied to each Syniverse RSU immediately prior to the effective time of the Merger, except that the number of shares of MBAC Class A Common Stock subject to such Assumed RSU will be equal the product of (x) the number of Syniverse Shares that were subject to such Syniverse RSU immediately prior to the effective time of the Merger, multiplied by (y) the Exchange Ratio, rounded to the nearest whole share.

Conditions to the Closing

Each party’s obligation to consummate the closing of the transactions contemplated by the Merger Agreement (the “Closing”) is subject to customary conditions, including: (a) approval of the Merger and related matters by MBAC’s stockholders; (b) consummation of the Twilio Investment and the Refinancing (each as defined below), (c) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements

Act of 1976, as amended, and receipt of all other applicable consents, waivers, clearances and approvals; (d) the absence of any law or injunction prohibiting the Closing; (e) the approval for listing on the New York Stock Exchange of the MBAC Class A Common Stock to be issued in the Merger, Twilio Investment and Private Placement (as defined below); (f) MBAC having at least $5,000,001 of net tangible assets following the payment of amounts owed on account of the exercise redemption rights by the holders of MBAC Common Stock in accordance with MBAC’s organizational documents; (g) the availability of at least an aggregate of $375,000,000 in cash at the Closing to MBAC, including funds from MBAC’s trust account and proceeds from the Private Placement; (h) the accuracy of the other party’s representations, subject to customary materiality qualifications; (i) the other party’s material compliance with its covenants under the Merger Agreement; and (j) no “Company Material Adverse Effect” (as defined in the Merger Agreement) or “Acquiror Material Adverse Effect” (as defined in the Merger Agreement), as applicable, having occurred since the date of the Merger Agreement and being continuing.

Representations and Warranties; Covenants

The parties to the Merger Agreement have made representations and warranties that are customary for transactions of this nature. The representations and warranties of the respective parties to the Merger Agreement will not survive the Closing.

Prior to the Closing, subject to certain exceptions provided in the Merger Agreement, Syniverse has agreed to use commercially reasonable efforts to operate its business in the ordinary course, including by using commercially reasonable efforts to preserve Syniverse and its subsidiaries’ business operations and business relationships with material customers and vendors. Syniverse is subject to customary restrictions on actions that may be taken during such period, subject to certain exceptions provided in the Merger Agreement. MBAC is also subject to certain limited interim operating covenants and restrictions relating to, among other matters, amendments to its organizational documents and the agreement governing the Company’s trust account and security issuances.

The Merger Agreement also contains additional covenants of the parties, including, among others, covenants (a) providing for MBAC and Syniverse to use reasonable best efforts to take all actions reasonably necessary, proper or advisable to consummate the Closing as promptly as practicable, and in any event by the End Date (as defined below), and (b) restricting MBAC’s and Syniverse’s abilities to solicit competing proposals, subject to customary exceptions.

Refinancing

Concurrently with the execution of the Merger Agreement, Syniverse entered into a commitment letter with certain lenders pursuant to which the lenders have committed, in accordance with the terms and subject to the conditions set forth therein, to provide to a subsidiary of Syniverse debt financing in an aggregate amount of $1,000,000,000 at the Closing. The Merger Agreement contemplates that all outstanding indebtedness and other obligations of Syniverse and its subsidiaries incurred under its existing credit facilities will be repaid, repurchased or discharged at the Closing, on the terms, and subject to the conditions and exceptions, described in the Merger Agreement.

Termination

The Merger Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of MBAC and Syniverse and in certain other circumstances, including if Closing has not occurred by May 16, 2022, or a later date if extended pursuant to the terms of the Merger Agreement (the “End Date”), and the delay of the Closing beyond such date is not primarily caused by the material breach of the Merger Agreement by the party seeking to terminate.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties to the Merger Agreement and are subject to important qualifications and limitations agreed to by the contracting parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about MBAC or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the respective parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to MBAC’s investors and security holders. MBAC investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in MBAC’s public disclosures.

Private Placement Subscription Agreements

Concurrently with the execution of the Merger Agreement, MBAC entered into (a) a subscription agreement with M3-Brigade Sponsor II LP, a Delaware limited partnership (the “MBAC Partnership Sponsor”), pursuant to which MBAC Partnership Sponsor has agreed to purchase an aggregate of 1,500,000 shares of MBAC Class A Common Stock, at a purchase price of $10.00 per share, for an aggregate purchase price of $15,000,000 (the “Sponsor Subscription Agreement”) and (b) subscription agreements (the “Other Subscription Agreements”) with certain other investors (the “Other PIPE Investors” and together with MBAC Partnership Sponsor, the “PIPE Investors”), pursuant to which the Other PIPE Investors have agreed to purchase shares of MBAC Class A Common Stock, at a purchase price of $10.00 per share, and shares of MBAC’s Series A Convertible Preferred Stock, par value $0.0001 per share (“MBAC Convertible Preferred Stock”), at a purchase price of $970.00 per share, for an aggregate purchase price of $250,000,000 (clauses (a) and (b) together, the “Private Placement”). The proceeds from the Private Placement will be used to refinance the outstanding indebtedness and other obligations of Syniverse and its subsidiaries at the Closing, as described above. The rights and preferences of the MBAC Convertible Preferred Stock will be as described in the form of certificate of designations attached as Exhibit A to the Other Subscription Agreements.

The obligations of the PIPE Investors to consummate each subscription agreement are subject to limited conditions, including that all conditions to the Closing pursuant to the Merger Agreement shall have been satisfied or waived (other than those conditions scheduled to occur at the Closing). Each subscription agreement will terminate (a) upon mutual written agreement of the parties, (b) upon the termination of the Merger Agreement, (c) if the Merger has not been consummated by the End Date or (d) in the case of the Other PIPE Investors, the failure of any of the conditions set forth in the applicable Other Subscription Agreements to be satisfied or waived at the time required thereunder. As of the date hereof, the shares of MBAC Class A Common Stock and MBAC Preferred Stock to be issued in connection with the Sponsor Subscription Agreement and the Other Subscription Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Sponsor Subscription Agreement and the form of the Other Subscription Agreements for the Private Placement, including the form of certificate of designations for the MBAC Convertible Preferred Stock attached as Exhibit A to the Other Subscription Agreements, are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference, and the foregoing description of the Private Placement and the MBAC Convertible Preferred Stock is qualified in its entirety by reference thereto.

Twilio Subscription Agreement

Concurrently with the execution of the Merger Agreement, MBAC entered into a subscription agreement with Twilio Inc., a Delaware corporation (“Twilio”), pursuant to which Twilio has agreed to purchase MBAC Class A Common Stock and, if applicable, shares of Class C common stock, par value $0.0001 per share, of MBAC (“MBAC Class C Common Stock”), for an aggregate purchase price of up to $750 million, with the size of Twilio’s investment and the number of shares issued to Twilio determined based on the terms of its pre-existing framework agreement with Syniverse, dated as of February 26, 2021 (as it may be amended, supplemented or otherwise modified prior to the filing of this Current Report, including pursuant to the amendment dated August 16, 2021, the “Framework Agreement” and such investment, the “Twilio Investment”). Under the Framework Agreement, the size of Twilio’s investment will be reduced below $750 million only to the extent the total transaction proceeds from MBAC’s trust account (net of redemptions) and the Private Placement exceed $375 million, with such reduction equal to the amount of such excess, subject to a minimum investment by Twilio of $500 million.

A copy of the subscription agreement with respect to the Twilio Investment is attached hereto as Exhibit 10.3, and is incorporated herein by reference, and the foregoing description of the Twilio Investment is qualified in its entirety by reference thereto. In addition, the rights attached to the MBAC Class C Common Stock are set forth in the form of amended and restated certificate of incorporation of MBAC attached as Exhibit A to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference, and the foregoing description of the MBAC Class C Common Stock is qualified in its entirety by reference thereto.

Stockholders Agreement

The Merger Agreement contemplates that, at the Closing, MBAC, Carlyle Partners V Holdings, L.P., a Delaware limited partnership and Syniverse’s majority stockholder (the “Carlyle Holder”), Twilio and the MBAC Partnership Sponsor will enter into a stockholders agreement (the “Stockholders Agreement”), pursuant to which, among other things, in accordance with the terms and subject to the conditions set forth therein: (a) the Carlyle Holder will be entitled to appoint directors (initially five, but subject to downward adjustment depending on its continuing percentage ownership relative to its initial ownership) to the MBAC board of directors so long as the Carlyle Holder holds at least 5% of the outstanding common stock; (b) Twilio will be entitled to appoint directors (initially four, but subject to downward adjustment depending on its continuing percentage ownership relative to its initial ownership) to the MBAC board of directors so long as Twilio holds at least 5% of the outstanding common stock; and (c) the MBAC Partnership Sponsor will be entitled to appoint two directors to the MBAC board of directors so long as the MBAC Partnership Sponsor continues to hold 50% of the shares of MBAC Class A Common Stock it held at Closing (and one director so long as it holds 33.33% of such shares).

The Stockholders Agreement contains certain restrictions on transfer with respect to shares of common stock held by the Carlyle Holder, Twilio and the MBAC Partnership Sponsor immediately following the Closing (the “Locked-Up Shares”). Such restrictions include, among others, a prohibition on transfers of Locked-Up Shares, subject to limited exceptions, until the earlier to occur of (a) the 12-month anniversary of the Closing and (b) the date on which the per share closing price for the MBAC Class A Common Stock has been equal to or greater than $12.50 per share for any 20 trading days within any consecutive 30-trading day period following the Closing.

In addition, the Stockholders Agreement provides consent rights to the Carlyle Holder and Twilio in respect of certain significant transactions by MBAC following the closing, for so long as the percentage ownership of the Carlyle Holder or Twilio, as applicable (together with their respective affiliates), exceeds 25% or the Carlyle Holder or Twilio, as applicable, continues to hold at least 75% of the shares of common stock it held at Closing (together with their respective affiliates).

Pursuant to the Stockholders Agreement, for so long as Twilio’s percentage ownership (together with its affiliates) exceeds 15%, Twilio will have a right of first offer, subject to certain exceptions, with respect to any privately negotiated sale by the Carlyle Holder (or its affiliates) of more than 10% of MBAC’s outstanding shares.

A copy of the form of the Stockholders Agreement is attached as Exhibit D to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference, and the foregoing description of the Stockholders Agreement is qualified in its entirety by reference thereto.

Sponsor Agreement

Concurrently with the execution of the Merger Agreement, MBAC, MBAC Partnership Sponsor, an individual set forth on Schedule B thereto (together with MBAC Partnership Sponsor, the “Sponsor Parties”) and Syniverse entered into a sponsor agreement (the “Sponsor Agreement”), pursuant to which, among other things, in accordance with the terms and subject to the conditions set forth therein, the Sponsor Parties have agreed to vote their shares of Class B common stock, par value $0.0001 per share, of MBAC (the “Founder Shares”) and any shares of MBAC’s common stock the Sponsor Parties subsequently acquire to approve the transactions contemplated by the Merger Agreement and against any inconsistent proposals during the term of the Sponsor Agreement and to not redeem such shares.

The Sponsor Agreement also provides that 70% of the Founder Shares will vest and be available to the Sponsor Parties at the Closing, and the remaining 30% of the Founder Shares will vest on the first trading day that the closing price of MBAC Class A Common Stock equals or exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading day period following the Closing, subject to earlier vesting in certain circumstances as described therein. The Sponsor Agreement will terminate upon the earlier of the termination of the Merger Agreement or written agreement by the parties.

A copy of the Sponsor Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference, and the foregoing description of the Sponsor Agreement is qualified in its entirety by reference thereto.

Registration Rights Agreement

At the Closing, MBAC, MBAC Partnership Sponsor, the Carlyle Holder, Twilio and other PIPE Investors will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which MBAC will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of MBAC Class A Common Stock and other MBAC equity securities that are held by the parties thereto from time to time.

A copy of the form of Registration Rights Agreement is attached as Exhibit C to the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Report is incorporated herein by reference. The shares of MBAC Class A Common Stock, MBAC Class C Common Stock and MBAC Convertible Preferred Stock to be issued in connection with the Merger Agreement and the transactions contemplated thereby, including the Merger, the Private Placement and the Twilio Investment, will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure

On August 16, 2021, MBAC, Syniverse and Twilio issued a press release announcing the entry into the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The investor presentation that MBAC and Syniverse have prepared for use in connection with the announcement of the Merger is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Important Information about the Transaction and Where to Find It

In connection with the proposed transaction, MBAC intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. MBAC’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, THE AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN FILED IN CONNECTION WITH THE PROPOSED TRANSACTION, AS THESE MATERIALS

WILL CONTAIN IMPORTANT INFORMATION ABOUT MBAC, SYNIVERSE AND THE PROPOSED TRANSACTION. When available, the definitive proxy statement will be mailed to the stockholders of MBAC as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway - 19th Floor, New York, New York 10019.

Participants in the Solicitation

MBAC and its directors and executive officers may be deemed participants in the solicitation of proxies of MBAC’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in MBAC will be filed in the proxy statement for the proposed transaction and available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This Current Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Forward Looking Statements

This Current Report may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of MBAC and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve significant risks and uncertainties, that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Merger Agreement and the proposed transaction; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing contained in the Merger Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the proposed transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company’s common shares on the New York Stock Exchange following the proposed transaction; (7) volatility in the price of MBAC’s securities due to a variety of factors, including changes in the competitive industries in which Syniverse plans to operate, variations in performance across competitors and changes in laws and regulations affecting

Syniverse’s business; (8) the risk that the proposed transaction disrupts current plans and operations of MBAC as a result of the announcement and consummation of the proposed transaction; (9) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers, vendors and suppliers and retain its management and key employees; (10) costs related to the proposed transaction; (11) changes in applicable laws or regulations; (12) the possibility that Syniverse may be adversely affected by other economic, business, financial, political, legal and/or competitive factors; and (13) other risks and uncertainties indicated from time to time in MBAC’s Quarterly Reports on Form 10-Q and the proxy statement discussed above, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by MBAC.

MBAC cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Syniverse and MBAC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibits	Description

2.1*	Agreement and Plan of Merger, dated as of August 16, 2021, by and among MBAC, Merger Sub and Syniverse.

10.1	Subscription Agreement, dated as of August 16, 2021, by and between MBAC and M3-Brigade Sponsor II LP.

10.2	Form of Other Subscription Agreement (Private Placement).

10.3	Subscription Agreement, dated as of August 16, 2021, by and between MBAC and Twilio Inc.

10.4	Sponsor Agreement, dated as of August 16, 2021, by and among the Sponsor Parties and Syniverse.

99.1	Press Release issued by MBAC, Syniverse and Twilio on August 16, 2021.

99.2	Investor Presentation, dated August 2021.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). MBAC agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M3-BRIGADE ACQUISITION II CORP.

Date: August 17, 2021	By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji
Title: Chairman and Chief Executive Officer